EXHIBIT 10.23



________________________________________________________________
________________________________________________________________


                     RECKSON OPERATING PARTNERSHIP, L.P.

                       Senior Unsecured Notes due 2007


                          Unconditionally Guaranteed
                                      by
                        Reckson FS Limited Partnership


                           NOTE PURCHASE AGREEMENT
                            ___________________




                            Dated August 27, 1997


________________________________________________________________
________________________________________________________________


                              TABLE OF CONTENTS


Section                                                                  Page
-------                                                                  ----

1.   AUTHORIZATION OF NOTES AND GUARANTEES  . . . . . . . . . . . . . . .   1

2.   PURCHASE AND SALE OF NOTES . . . . . . . . . . . . . . . . . . . . .   1

3.   CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.   CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . . . .   2
     4.1. Representations and Warranties  . . . . . . . . . . . . . . . .   3
     4.2. Performance; No Default . . . . . . . . . . . . . . . . . . . .   3
     4.3. Compliance Certificates . . . . . . . . . . . . . . . . . . . .   3
     4.4. Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . .   3
     4.5. Documents Required  . . . . . . . . . . . . . . . . . . . . . .   3
     4.6. Private Placement Number  . . . . . . . . . . . . . . . . . . .   4
     4.7. Change in Structure . . . . . . . . . . . . . . . . . . . . . .   4
     4.8. Payment of Counsel Fees . . . . . . . . . . . . . . . . . . . .   4

5.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . .   4
     5.1. Organization, Power and Authority . . . . . . . . . . . . . . .   4
     5.2. Authorization, Validity and Enforceability  . . . . . . . . . .   5
     5.3. Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     5.4. Ownership of Shares of Subsidiaries . . . . . . . . . . . . . .   5
     5.5. Financial Statements  . . . . . . . . . . . . . . . . . . . . .   6
     5.6. Compliance with Laws, Other Instruments, etc. . . . . . . . . .   6
     5.7. Governmental Authorizations, etc. . . . . . . . . . . . . . . .   6
     5.8. Litigation; Observance of Agreements, Statutes and Orders . . .   6
     5.9. Title to Property; Leases and Mortgages . . . . . . . . . . . .   7
     5.10. Licenses and Approvals . . . . . . . . . . . . . . . . . . . .   7
     5.11. Private Offering . . . . . . . . . . . . . . . . . . . . . . .   7
     5.12. Status under Certain Statutes  . . . . . . . . . . . . . . . .   7
     5.13. Environmental Matters  . . . . . . . . . . . . . . . . . . . .   8
     5.14. Compliance with ERISA  . . . . . . . . . . . . . . . . . . . .   8
     5.15. Existing Debt  . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.16. Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.17. Material Adverse Change  . . . . . . . . . . . . . . . . . . .  10
     5.18. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

6.   REPRESENTATIONS OF THE PURCHASER . . . . . . . . . . . . . . . . . .  11
     6.1. Acquisition for Investment  . . . . . . . . . . . . . . . . . .  11

7.   SUBSEQUENT INFORMATION . . . . . . . . . . . . . . . . . . . . . . .  12
     7.1. Financial and Business Information  . . . . . . . . . . . . . .  12
     7.2. Officer's Certificate . . . . . . . . . . . . . . . . . . . . .  15
     7.3. Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . .  15

8.   REDEMPTION AND REPAYMENT OF THE NOTES  . . . . . . . . . . . . . . .  16
     8.1. Required Payments . . . . . . . . . . . . . . . . . . . . . . .  16
     8.2. Optional Redemption by Issuer . . . . . . . . . . . . . . . . .  16
     8.3. Allocation of Partial Redemptions . . . . . . . . . . . . . . .  17
     8.4. Maturity; Surrender, Etc. . . . . . . . . . . . . . . . . . . .  17
     8.5. Purchase of Notes . . . . . . . . . . . . . . . . . . . . . . .  18

9.   AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . .  18
     9.1. Compliance with Law . . . . . . . . . . . . . . . . . . . . . .  18
     9.2. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     9.3. Maintenance of Properties . . . . . . . . . . . . . . . . . . .  19
     9.4. Payment of Taxes and Claims . . . . . . . . . . . . . . . . . .  19
     9.5. Partnership Existence, etc. . . . . . . . . . . . . . . . . . .  19

10.  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . .  20
     10.1. Merger, Consolidation, etc.  . . . . . . . . . . . . . . . . .  20
     10.2. Limitations on Incurrence of Debt. . . . . . . . . . . . . . .  21
     10.3. Maintenance of Total Unencumbered Assets . . . . . . . . . . .  22
     10.4. Limitations on Restricted Payments During an Event of
           Default  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     10.5. Limitation on Amendments to Partnership Agreements
           and Charters During an Event of Default  . . . . . . . . . . .  23
     10.6. Use of Proceeds; Margin Regulations  . . . . . . . . . . . . .  23
     10.7. Nature of Business . . . . . . . . . . . . . . . . . . . . . .  23
     10.8. Transactions with Affiliates . . . . . . . . . . . . . . . . .  24
     10.9. Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . .  24

11.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . .  25

12.  REMEDIES ON DEFAULT, ETC.  . . . . . . . . . . . . . . . . . . . . .  28
     12.1. Acceleration . . . . . . . . . . . . . . . . . . . . . . . . .  28
     12.2. Other Remedies . . . . . . . . . . . . . . . . . . . . . . . .  29
     12.3. Rescission . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     12.4. No Waivers or Election of Remedies . . . . . . . . . . . . . .  30

13.  REGISTRATION; TRANSFER AND EXCHANGE; REPLACEMENT OF NOTES  . . . . .  30

     13.1. Registration of Notes. . . . . . . . . . . . . . . . . . . . .  30
     13.2. Transfer and Exchange of Notes . . . . . . . . . . . . . . . .  30
     13.3. Replacement of Notes . . . . . . . . . . . . . . . . . . . . .  31

14.  PAYMENTS ON NOTES  . . . . . . . . . . . . . . . . . . . . . . . . .  31
     14.1. Place of Payment . . . . . . . . . . . . . . . . . . . . . . .  31
     14.2. Home Office Payment  . . . . . . . . . . . . . . . . . . . . .  32

15.  EXPENSES, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     15.1. Transaction Expenses . . . . . . . . . . . . . . . . . . . . .  32
     15.2. Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     15.3. Survival . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
     AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

17.  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . . . .  35
     17.1. Requirements . . . . . . . . . . . . . . . . . . . . . . . . .  35
     17.2. Binding Effect, etc. . . . . . . . . . . . . . . . . . . . . .  35
     17.3. Notes held by Issuer Affiliates  . . . . . . . . . . . . . . .  35
     17.4. Solicitation of Holders of Notes . . . . . . . . . . . . . . .  36

18.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

19.  CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . .  37

20.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     20.1. Successors and Assigns . . . . . . . . . . . . . . . . . . . .  38
     20.2. Payments Due on Non-Business Days  . . . . . . . . . . . . . .  38
     20.3. Severability . . . . . . . . . . . . . . . . . . . . . . . . .  38
     20.4. Construction . . . . . . . . . . . . . . . . . . . . . . . . .  39
     20.5. Reproduction of Documents  . . . . . . . . . . . . . . . . . .  39
     20.6. Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .  39
     20.7. Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .  39


SCHEDULE A     --   Information Relating To Purchasers

SCHEDULE B     --   Defined Terms

EXHIBIT 1      --   Form of Senior Unsecured Note due 2007

EXHIBIT 4.4    --   Form of Opinion of Counsel for the Issuer
                    and the Guarantor

EXHIBIT 5.15   --   Schedule of Debt of the Issuer, the Guarantor and their
                    Respective Consolidated Subsidiaries



                     RECKSON OPERATING PARTNERSHIP, L.P.
                             225 Broadhollow Road
                           Melville, New York 11747

                       Senior Unsecured Notes due 2007


                          Unconditionally Guaranteed
                                      by
                        Reckson FS Limited Partnership


                               August 27, 1997



TO THE PURCHASERS LISTED ON
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

     Each of Reckson Operating Partnership, L.P., a Delaware limited partnership (the "ISSUER"), and Reckson FS Limited Partnership, a Delaware limited partnership (the "GUARANTOR"), agrees with you as follows:

1.   AUTHORIZATION OF NOTES AND GUARANTEES.

     The Issuer has duly authorized the issuance of $150,000,000 aggregate principal amount of its Senior Unsecured Notes due 2007 in substantially the form set forth in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Issuer (the "NOTES"). The Notes shall include any such Note issued pursuant to Section 13 of this Agreement. The Guarantor has duly authorized the issuance of its Guarantees in respect of each Note issued by the Issuer in substantially the form set forth in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Guarantor (the "GUARANTEES"). Certain capitalized terms used in this Agreement are defined in Schedule B hereto.


2.   PURCHASE AND SALE OF NOTES.

     Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to you, severally, and you, severally, will purchase from the Issuer, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A hereto at a price of 100% of the principal amount thereof. Your obligation hereunder and the obligations of the other Purchasers hereunder and under the Notes, the Guarantees and other documents related thereto (collectively, the "Other Agreements") are several and not joint obligations and you shall have no obligation hereunder or under any Other Agreement and no liability to any person for the performance or nonperformance by any other Purchaser hereunder.


3.   CLOSING.

     The delivery of the Notes to be acquired by you shall occur at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, at or about 10:00 a.m., New York City time, at a closing (the "CLOSING") on August 28, 1997, or such other date as may be agreed upon by the Issuer and you. At the Closing, the Issuer will deliver to each of you a single Note in the principal amount specified opposite your name on Schedule A hereto (or such greater number of Notes in denominations of at least $500,000 and integral multiples of $1,000 in excess thereof as you may request), which will be dated the date of the Closing and registered in your name (or in the name of your nominee), and you shall simultaneously deliver to the Issuer (by wire transfer to the Issuer's Account No. 304-220396, The Chase Manhattan Bank, 380 Madison Avenue, New York, New York 10017, Account
Name:  Reckson Operating Partnership, L.P.-Acquisition Account, ABA No.:
021000021), in immediately available funds, the purchase price for such Note or Notes specified in Section 2.

     If at the Closing the Issuer shall fail to tender any Notes as provided above, or any of the conditions specified in Section 4 shall not have been fulfilled, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or nonfulfillment. If, however, at the Closing you shall fail to pay for the Notes in full as provided above, the Issuer shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Issuer may have by reason of such failure.


4.   CONDITIONS TO CLOSING.

     Your obligation to acquire the Notes at the Closing is subject to the fulfillment of the following conditions prior to or at the Closing:

4.1. REPRESENTATIONS AND WARRANTIES.

     The representations and warranties of the Issuer and the Guarantor in this Agreement shall be correct when made and at the time of the Closing.

4.2. PERFORMANCE; NO DEFAULT.

     The Issuer and the Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by them prior to or at the Closing and, after giving effect to the issuance and sale of the Notes, no Default or Event of Default shall have occurred and be continuing.


4.3. COMPLIANCE CERTIFICATES.

          (a)  Officer's Certificate.  Each of the Issuer and the
               ---------------------
Guarantor shall have delivered to you a certificate of an officer of its general partner, dated the date of the Closing, certifying that the conditions specified in Section 4 have been fulfilled.

          (b)  Officer's Certificate.  Each of the Issuer and the
               ---------------------
Guarantor shall have delivered to you a certificate of the secretary, assistant secretary, executive vice president or president of its general partner certifying as to the resolutions of such general partner and other partnership proceedings relating to the authorization, execution and delivery of this Agreement and the Notes and the Guarantees, as the case may be.

4.4. OPINION OF COUNSEL.

     You shall have received an opinion dated the date of the Closing from Brown & Wood LLP, counsel for the Issuer and the Guarantor, substantially in the form set forth in Exhibit 4.4, and an opinion of Shearman & Sterling, counsel to the Purchasers.

4.5. DOCUMENTS REQUIRED.

     You shall have received the following documents, each dated as of the Closing Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance reasonably satisfactory to you:

          (a)  the Note, duly executed by the Issuer;

          (b)  the Guarantee, duly executed by the Guarantor; and

          (c) the documents contemplated in Section 4.3 and Section 4.4 hereof.

4.6. PRIVATE PLACEMENT NUMBER.

     A private placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.


4.7. CHANGE IN STRUCTURE.

     Neither the Issuer nor the Guarantor shall have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, in each case at any time following December 31, 1996.

4.8. PAYMENT OF COUNSEL FEES.

     The Issuer shall have paid on the date of the Closing the fees and disbursements of Shearman & Sterling, counsel to the Purchasers.

5.   REPRESENTATIONS AND WARRANTIES.

     Each of the Issuer, as to itself, and the Guarantor, as to itself, represents and warrants to you as of the date hereof that:


5.1. ORGANIZATION, POWER AND AUTHORITY.

     It is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. It has the partnership power and authority to own, lease and operate its properties, to transact its business, to execute and deliver this Agreement and the Notes or the Guarantees, as the case may be, and to perform its obligations contained herein and therein.

5.2. AUTHORIZATION, VALIDITY AND ENFORCEABILITY.

     This Agreement and the Notes or the Guarantees, as the case may be, have been duly authorized by all necessary partnership action on its part, and this Agreement constitutes, and upon execution and delivery therefor and payment of the consideration thereof each Note and Guarantee, as the case may be, will constitute, its legal, valid and binding obligation enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


5.3. DISCLOSURE.

     The Issuer, through its agent, Goldman, Sachs & Co., has delivered to you a copy of the Confidential Private Placement Memorandum, dated July 1997 (such Private Placement Memorandum, including the documents incorporated therein by reference, is herein referred to as the "MEMORANDUM"), relating to the offering of the Notes. The Memorandum does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading.


5.4. OWNERSHIP OF SHARES OF SUBSIDIARIES.

          (a) All of the outstanding shares of capital stock or similar equity interests of each of its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Issuer, directly or indirectly.

          (b) Each of its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own, lease or operate its properties and to transact its business.

          (c) No Subsidiary of the Issuer is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement or applicable law) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Issuer or any other Subsidiary that owns outstanding shares of its capital stock, partnership interests or similar interests.

5.5. FINANCIAL STATEMENTS.

     The Issuer has delivered to you copies of the consolidated financial statements of the General Partner and its Subsidiaries incorporated by reference in the Memorandum. All of said financial statements fairly present in all material respects the consolidated financial position of the General Partner and its Subsidiaries as of the respective dates specified therein and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved (subject, in the case of any interim financial statements, to normal recurring adjustments).


5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

     The execution, delivery and performance by it of this Agreement and the Notes or the Guarantees, as the case may be, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any of its property under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, charter or by-laws, or any other agreement or instrument to which it is bound or by which it or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to it or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to it.


5.7. GOVERNMENTAL AUTHORIZATIONS, ETC.

     No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with its execution, delivery or performance of this Agreement, the Notes or the Guarantees.


5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

          (a) Except as otherwise stated in the Memorandum, there are no actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or any of its property in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) It is not in default under any term of any agreement or instrument to which it is a party or by which it is bound or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.9.      TITLE TO PROPERTY; LEASES AND MORTGAGES.

     It has good and marketable title to its properties that, individually or in the aggregate, are Material. All leases and mortgages that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.


5.10.     LICENSES AND APPROVALS.

     It has all necessary licenses, permits and governmental authorizations from Governmental Authorities to own, lease and operate its properties and to transact its business, the absence of which would have a Material Adverse Effect.


5.11.     PRIVATE OFFERING.

     Neither it nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, such type or number (which did not exceed 70) of persons or in such manner so as to require registration of the Notes under the Securities Act.


5.12.     STATUS UNDER CERTAIN STATUTES.

          (a) It is not subject to regulation under the Investment Company Act, the Public Utility Holding Company Act of 1935, as amended, or the Federal Power Act, in each case, as amended.

          (b) Neither the issue and sale of the Notes by the Issuer nor the use of the proceeds therefrom will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any enabling legislation or executive order relating thereto.


5.13.     ENVIRONMENTAL MATTERS.

     Except as otherwise stated in the Memorandum and except such violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to its knowledge, after due inquiry,

          (A) it is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"),

          (B) it has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with its requirements,

          (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against it, and

          (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting it relating to any Hazardous Materials or the violation of any Environmental Law.


5.14.     COMPLIANCE WITH ERISA.

          (a) Except as has not had and would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect:

               (i) The Issuer and each ERISA Affiliate have operated and administered each ERISA Plan in compliance with its terms and with the provisions of ERISA and all other applicable laws;

               (ii) During the immediately preceding five-year period, (A) no event causing the termination of any Plan under the terms of ERISA has occurred or, to the best knowledge of the Issuer, could reasonably be expected to occur with respect to any Plan, (B) no "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, has occurred with respect to any Plan and (C) no Lien in favor of the PBGC or a Plan has arisen or could reasonably be expected to arise on account of any Plan;

               (iii) Neither any Issuer nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV or ERISA or the penalty or excise tax provisions of the Internal Revenue Code relating to ERISA Plans, and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by any Issuer or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of any Issuer or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA, to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Internal Revenue Code;

               (iv) Neither any Issuer nor any ERISA Affiliate (A) has incurred or, to the best knowledge of the Issuer, could reasonably be expected to incur any withdrawal liability in respect of any Multiemployer Plan or (B) would become subject to any withdrawal liability if any such Issuer or any such ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date of each such Plan; and

               (v) No prohibited transaction (within the meaning of Section 406 of the Code) or breach of fiduciary responsibility has occurred with respect to any ERISA Plan which has subjected or may subject any Issuer or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Issuer or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability.

          (b) The actuarial present value of all "benefit liabilities" (as defined in Section 4001 of ERISA) under all of the Plans (other than Multiemployer Plans), determined as of the end of each such Plan's most recently completed plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, whether or not vested, did not exceed the aggregate current value of the assets of all such Plans allocable to such benefit liabilities by more than $5,000,000 in the aggregate.

          (c) Neither any Issuer nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is being terminated (with the meaning of Title IV of ERISA), and, to the best knowledge of the Issuer, no Multiemployer Plan would reasonably be expected to be in reorganization, insolvent or terminated.

          (d) None of the execution and delivery of this Agreement, the issuance and sale of the Notes hereunder or the consummation of any aspect of the transactions contemplated by this Agreement will involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Issuer in the first sentence of this subsection (d) is made in reliance upon, and is subject to the accuracy of, your representation in Section 6.1 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.


5.15.     EXISTING DEBT.

          (a) Schedule 5.15 attached hereto sets forth a complete and correct list of all outstanding Debt of the Issuer, the Guarantor and their respective Consolidated Subsidiaries as of the Closing Date. Neither the Issuer, the Guarantor nor any of their respective Consolidated Subsidiaries is in default and no waiver of default is currently in effect in the payment of any principal of or interest on any Debt of the Issuer, the Guarantor or any such Subsidiary, and no event or condition exists with respect to any Debt of the Issuer, the Guarantor or any such Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.


5.16.     SOLVENCY.

     Each of the Issuer and the Guarantor is, and upon giving effect to the issuance and sale of the Notes will be, Solvent.


5.17.     MATERIAL ADVERSE CHANGE.

     Since December 31, 1996, there has been (i) no material adverse change in the condition (financial or otherwise), operations, business or management of the Issuer and its Subsidiaries, taken as a whole, and (ii) no development or event relating to or affecting the Issuer or any of its Subsidiaries that, either individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.


5.18.     TAXES.

     The Issuer and its Subsidiaries have filed all tax returns (or received extensions therefor) that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Issuer knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Issuer and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.


6.   REPRESENTATIONS OF THE PURCHASER.

6.1. ACQUISITION FOR INVESTMENT.

          (a) Each of you represents that you are acquiring the Notes for your own account or for one or more separate accounts maintained by you and not with a view to the distribution thereof, provided that the
                                             --------
disposition of your or their property shall at all times be within your or their control, as the case may be. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from such registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

          (b) Each of you and each subsequent holder of Notes represents and warrants that it is an institutional investor that qualifies as an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          (c) Each of you is aware that you (or any investor account on whose behalf you are purchasing the Notes) must bear the economic risk of investment in the Notes for an indefinite period of time, and each of you represent and warrant that you (or such accounts) are able to bear such risk for an indefinite period.

          (d) Each of you acknowledges that neither the Issuer or its Subsidiaries nor any person representing the Issuer or its Subsidiaries has made any representation to you with respect to the Issuer or the offering or sale of any Notes other than as set forth herein or in the Memorandum, which has been delivered to you, and upon which you are relying solely in making your investment decision with respect to the Notes.

          (e) Each of you represents and warrants that, in the normal course of your business, you invest in or purchase securities similar to the Notes, and you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of purchasing Notes.

          (f) Each of you represents and warrants that you have had access to such financial and other information concerning the Issuer and its Subsidiaries as you have deemed necessary in connection with your decision to purchase any of the Notes.


7.   SUBSEQUENT INFORMATION.


7.1. FINANCIAL AND BUSINESS INFORMATION.

     The Issuer shall provide to each holder of Notes:

          (a)  Quarterly Statements -- within 60 calendar days after the
               --------------------
end of each quarterly fiscal period in each fiscal year of the General Partner (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the General Partner and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income and cash flows of the General Partner and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the General Partner and its Subsidiaries and their results of operations and cash flows, subject to changes resulting from normal recurring adjustments; it being understood that delivery within the time period specified above of copies of the General Partner's Quarterly Report on Form 10-Q for such quarter prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this
Section 7.1(a);

          (b)  Annual Statements -- within 105 calendar days after the end
               -----------------
of each fiscal year of the General Partner, duplicate copies of,

               (i) a consolidated balance sheet of the General Partner and its Subsidiaries as at the end of such year, and

               (ii) consolidated statements of income and cash flows of the General Partner and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

          (A) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the General Partner and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

          (B) a certificate of such accountants stating that they have reviewed Sections 10.2 and 10.3 of this Agreement and setting forth computations, in reasonable detail, showing compliance by the Issuer with the covenants of such Sections; it being understood that the delivery within the time period specified above of the General Partner's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described above in this clause (B), shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c)  Publicly Available Reports -- promptly upon their becoming
               --------------------------
available, one copy of (i) each report, notice or proxy statement sent by the General Partner of the Issuer or its Subsidiaries to public securities holders generally, and (ii) upon request, each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the General Partner of the Issuer or its Subsidiaries with the Securities and Exchange Commission;

          (d)  Notice of Default or Event of Default -- promptly, and in
               -------------------------------------
any event within five Business Days after a Responsible Officer's becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(e), a written notice specifying the nature and period of existence thereof and what action the Issuer is taking or proposes to take with respect thereto;

          (e)  Notices from Governmental Authority -- promptly, and in any
               -----------------------------------
event within five Business Days of receipt thereof, copies of any notice to the Issuer from any Governmental Authority relating to any order, ruling, statute or other law or regulation that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;


          (f)  ERISA Matters   promptly, and in any event within five
               -------------
Business Days after a Responsible Officer becoming aware of any of the following events, a written notice setting forth the nature thereof and the action, if any, that the Issuer or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, a reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, and which could be reasonably expected to have a Material Adverse Effect; or

               (ii) the taking by the Pension Benefit Guaranty Corporation (the "PBGC") of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Issuer or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Issuer or any ERISA Affiliate pursuant to Title I or Title IV of ERISA or the penalty or excise tax provisions of the Internal Revenue Code of 1986, as amended from time to time (and the rules and regulations promulgated thereunder from time to time) relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Issuer or any ERISA Affiliate pursuant to Title I or Title IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could be reasonably expected to have a Material Adverse Effect; and

          (g)  Requested Information -- with reasonable promptness, such
               ---------------------
other data and information relating to (i) the financial condition or results of operations of the Issuer or the Guarantor, (ii) the ability of the Issuer or the Guarantor to perform its obligations hereunder and under the Notes or the Guarantees, as the case may be, and (iii) the quarterly computations supporting the Issuer's compliance with the covenants contained herein, in each case as may be reasonably requested from time to time by any such holder of Notes.


7.2. OFFICER'S CERTIFICATE.

     The certificate of a Senior Financial Officer accompanying each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall state that such officer has reviewed the relevant terms hereof and has made, or caused to be made under his or her supervision, a review of the transactions and the financial condition and results of operations of the Issuer and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the occurrence and continuance of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Issuer shall have taken or proposes to take with respect thereto.


7.3. INSPECTION.

     The Issuer shall permit the representatives of each holder of Notes:

          (a)  No Default -- if no Default or Event of Default then
               ----------
exists, at the expense of such holder and upon reasonable prior notice to the Issuer, to visit the principal office of the Issuer, to discuss the financial condition, results of operations and business of the Issuer and its Subsidiaries with the Issuer's representatives and (with the consent of the General Partner, which shall not be unreasonably withheld) the General Partner's independent public accountants, and (with the consent of the Issuer, which shall not be unreasonably withheld) to visit the other offices and properties of the Issuer and its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default -- if a Default or Event of Default then exists, at
               -------
the expense of the Issuer to visit and inspect any of the offices or properties of the Issuer or its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective financial conditions, results of operations and businesses with their respective representatives and present and former independent public accountants (including those of the General Partner) (which shall not require any further consent), all at such times and as often as may be requested.


8.   REDEMPTION AND REPAYMENT OF THE NOTES.

8.1. REQUIRED PAYMENTS.

     The Issuer shall pay interest on the unpaid principal amount of the outstanding Notes semiannually in arrears at the rate of 7.20% per annum (computed on the basis of a 360-day year of twelve 30-day months), on the 28th day of each February and August of each year, commencing on February 28, 1998 until the principal amount of the outstanding Notes shall have been paid in full. The aggregate outstanding principal amount of the Notes, together with all interest accrued and unpaid thereon, if any, shall be due and payable by the Issuer on August 28, 2007.

8.2. OPTIONAL REDEMPTION BY ISSUER.

          (a)  The Issuer may, at its option, upon notice as provided in
Section 8.2(b), redeem at any time all, or from time to time any part of, the Notes, in an aggregate principal amount of not less than $500,000 or integral multiples of $1,000 in excess thereof (or, if less, the remaining aggregate principal amount of the Notes outstanding at such time), at 100% of the aggregate principal amount of the Notes so redeemed, plus the Make-Whole Amount determined for the redemption date with respect to such principal amount, plus all accrued and unpaid interest thereon, if any, to the date of such redemption.

          (b) The Issuer will give each holder of Notes notice of each optional redemption under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such redemption. Each such notice shall specify the date fixed for such redemption, the aggregate principal amount of the Notes to be redeemed on such date, the principal amount of each Note held by such holder to be redeemed (determined in accordance with Section 8.3) and the interest, if any, to be paid on the redemption date with respect to such principal amount being redeemed, and shall state that such redemption is to be made pursuant to this Section 8.2. Any notice delivered to the holders of Notes pursuant to this Section 8.2(b) shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation. Two Business Days prior to the date of any such redemption, the Issuer shall deliver, by facsimile confirmed the same day by overnight courier service, to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified redemption date, which certificate shall be conclusive and binding for all purposes, absent demonstrable error.

          (c) The Notes will not be subject to repayment at the option of the holders thereof prior to their maturity.

8.3. ALLOCATION OF PARTIAL REDEMPTIONS.

     In the case of each partial redemption of the Notes, the principal amount of the Notes to be redeemed shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.


8.4. MATURITY; SURRENDER, ETC.

     On August 28, 2007, or any earlier redemption date of the Notes pursuant to this Section 8, the principal amount of each Note matured or to be redeemed shall become due and payable on such date, together with interest on such principal amount accrued to such date and applicable Make-Whole Amount.

     From and after August 28, 2007 or any earlier redemption date, unless the Issuer shall fail to pay the principal amount when so due and payable, together with the interest and the Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or redeemed in full shall be surrendered to the Issuer and cancelled and shall not be reissued, as no Note shall be issued in lieu of any matured or redeemed principal amount of any Note.

8.5. PURCHASE OF NOTES.

     The Issuer will not and will not permit any of its Subsidiaries or Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment, redemption or repurchase of the Notes in accordance with the terms of this Agreement and the Notes. The Issuer will promptly cancel all Notes acquired by it pursuant to any payment, redemption or purchase of Notes in accordance with the terms of this Agreement and the Notes, and no Notes may be issued in substitution or exchange for any such Notes.


9.   AFFIRMATIVE COVENANTS.

     The Issuer covenants that so long as any of the Notes are outstanding:


9.1. COMPLIANCE WITH LAW.

     The Issuer will comply, and will cause each of its Subsidiaries to comply, with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.


9.2. INSURANCE.

     The Issuer will maintain or cause to be maintained, and will cause each of its Subsidiaries to maintain or cause to be maintained, with financially sound and reputable insurers, insurance (i) on all insurable properties owned by the Issuer or any of its Subsidiaries or on which the Issuer or any of its Subsidiaries holds a mortgage and (ii) against all liability claims which may be incurred by the Issuer or any of its Subsidiaries, all to the extent, in such amounts, and against such risks (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is or are customary in the case of entities engaged in the same or a similar business.


9.3. MAINTENANCE OF PROPERTIES.

     With respect to all of the properties used or useful in the conduct of the Issuer's business or the business of any of its Subsidiaries, the Issuer will, and will cause each of its Subsidiaries to, (i) maintain and keep, or cause to be maintained and kept, all such properties in good repair, working order and condition (other than ordinary wear and tear), (ii) supply or cause to be supplied all such properties with all necessary equipment and (iii) make, or cause to be made, all necessary repairs, renewals, replacements, betterments and improvements to such properties, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however that this covenant shall not
--------  -------
prevent the Issuer or any of its Subsidiaries from selling or otherwise disposing of any of their respective properties for value and as otherwise permitted in this Agreement.


9.4. PAYMENT OF TAXES AND CLAIMS.

     The Issuer and each of its Subsidiaries will file, or will cause to be filed, all tax returns required to be filed in any jurisdiction and will pay and discharge, or will cause to be paid and discharged, all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of the properties, assets, income or franchises, to the extent such taxes, assessments and governmental charges have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Issuer or its Subsidiaries; provided, however that neither
              --------  -------
the Issuer nor any of its Subsidiaries need pay any such tax, assessment or charges if (i) the amount, applicability or validity thereof is contested on a timely basis in good faith and in appropriate proceedings and adequate reserves therefor have been established in accordance with GAAP or (ii) the nonpayment of all such taxes, assessments and charges in the aggregate would not reasonably be expected to have a Material Adverse Effect.


9.5. PARTNERSHIP EXISTENCE, ETC.

     The Issuer will at all times preserve and keep in full force and effect its partnership existence. Subject to Sections 10.1 and 10.9, the Issuer will at all times preserve and keep in full force and effect the corporate, partnership or other entity existence of each of its Subsidiaries (unless merged into the Issuer or a Subsidiary) and all rights and franchises of the Issuer and its Subsidiaries unless, in the good faith judgment of the Issuer, the termination of or failure to preserve and keep in full force and effect such corporate, partnership or other entity existence, right or franchise would not reasonably be expected to have a Material Adverse Effect.


10.  NEGATIVE COVENANTS.

     The Issuer covenants that so long as any of the Notes are outstanding:

10.1.     MERGER, CONSOLIDATION, ETC.

     Neither the Issuer nor the Guarantor shall consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless (i) the continuing entity or the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Issuer, as the case may be, is organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and such entity (if other than the Issuer or the Guarantor, as the case may be) assumes the due and punctual performance and observance of each covenant of this Agreement and the Notes or the Guarantees, as the case may be, to each holder of Notes, (ii) each holder of Notes shall have received an opinion of nationally recognized independent counsel to the effect that all agreements or instruments effecting such assumption (to the extent required) are enforceable in accordance with their terms and comply with the terms hereof and (iii) after taking such transaction(s) into account, no Default (other than one relating to Section 11(c) or 11(k)) or Event of Default shall have occurred and be continuing. Upon any consolidation by the Issuer or the Guarantor, as the case may be, with or merger of the Issuer or the Guarantor, as the case may be, into any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Issuer or the Guarantor, as the case may be, or any Person in accordance with this Section 10.1, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be submitted for, and may exercise every right and power of, the Issuer or the Guarantor, as the case may be, under this Agreement and the Notes or the Guarantees, as the case may be, with the same effect as if such successor Person had been named herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all covenants under this Agreement and the Notes or the Guarantees, as the case may be.


10.2.     LIMITATIONS ON INCURRENCE OF DEBT.

          (a) The Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than Permitted Debt, if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Issuer, and of its Subsidiaries determined at the applicable proportionate interest of the Issuer in each such Subsidiary, determined in accordance with GAAP is greater than 60% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the General Partner's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission prior to the incurrence of such additional Debt or, if the General Partner is not then subject to the reporting requirements of the Exchange Act, as of its most recent calendar quarter and (ii) any increase in the Total Assets since the end of such quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (the Total Assets adjusted by such increase are referred to as the "Adjusted Total Assets");

          (b) In addition to the limitation set forth in subsection (a) of this Section 10.2, the Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than Permitted Debt, if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Issuer or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Issuer or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retained at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such debt during such period), (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four-quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of an acquisition or disposition by the Issuer or any of its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt has occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation in such pro forma calculation of income Available for Debt Service to the Annual Service Charge.

          (c) In addition to the limitations set forth in subsections (a) and (b) of this Section 10.2, the Issuer will not, and will not permit any Subsidiary to, incur any Debt secured by any Lien of any kind upon any of the property of the Issuer or any of its Subsidiaries (the "Secured Debt") if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Issuer, and of its Subsidiaries determined at the applicable proportionate interest of the Issuer in each such Subsidiary, is greater than 40% of the Adjusted Total Assets.

          (d) For purposes of this Section 10.2, Debt shall be deemed to be "incurred" by the Issuer or its Subsidiaries on a consolidated basis whenever the Issuer and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.


10.3.     MAINTENANCE OF TOTAL UNENCUMBERED ASSETS.

     The Issuer will maintain Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.


10.4.     LIMITATIONS ON RESTRICTED PAYMENTS DURING AN EVENT OF DEFAULT.

     If an Event of Default, or a Default described in Section 11(a) or 11(b), shall have occurred and be continuing, the Issuer will not make any Restricted Payments (other than distributions payable in securities evidencing interests in the Issuer's capital for the purpose of acquiring interests in real property or otherwise); provided, however, that the foregoing limitation shall not apply to any distribution to partners made during the final week of a calendar year in the minimum amount reasonably projected to be necessary or other action which is necessary to maintain the General Partner's status as a REIT under the Code, to the extent that the General Partner continues to elect to be treated as a REIT for Federal income tax purposes; provided, further, that in the event that the Issuer redeems any interests of a senior officer or director of the General Partner or member of the Rechler family in the Issuer's capital for cash (without a concurrent exchange for shares of capital stock in the General Partner), the Issuer shall notify the Purchasers thereof as soon as practicable thereafter.

10.5. LIMITATION ON AMENDMENTS TO PARTNERSHIP AGREEMENTS AND CHARTERS DURING AN EVENT OF DEFAULT.

     If an Event of Default shall have occurred and be continuing, none of the Issuer, the Guarantor or their Subsidiaries may restate, amend or otherwise revise their respective partnership agreements, charters or similar documents in any Material respect.


10.6.     USE OF PROCEEDS; MARGIN REGULATIONS.

          (a) The proceeds received from the sale of the Notes to you and the Other Purchasers will not be used for any purpose other than to pay at least $134,500,000 of the principal amount outstanding under the Unsecured Facility and thereafter to pay fees and expenses incurred in connection with the consummation of this Agreement and for other general corporate purposes.

          (b) No part of the proceeds from the sale of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation G or Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. Upon your request, the Issuer will furnish you with a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation
U. No indebtedness being reduced or retired out of the proceeds of the Notes was incurred for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U) or any "margin security" (within the meaning of Regulation T). Margin stock does not constitute more than 25% of the value of the consolidated property and assets of the Issuer and its Subsidiaries. None of the transactions contemplated by this Agreement (including, without limitation, the direct and indirect use of proceeds of the Notes) will violate or result in a violation of the Securities Act or the Exchange Act or any of the rules and regulations promulgated thereunder or Regulation G, Regulation T, Regulation U or Regulation X.


10.7.     NATURE OF BUSINESS.

     None of the Issuer, the Guarantor or any of their Subsidiaries shall engage in any business, enterprise or activity other than (a) the businesses of acquiring, developing, owning, re-developing, managing and operating real estate and any business, enterprise or activity substantially similar, related or incidental thereto or (b) any business, enterprise or activity other than as described in clause (a), which in the aggregate does not exceed 30% of Total Assets. Notwithstanding anything to the contrary set forth in this Section 10.7, Issuer shall be permitted to (i) make one or more investments (directly or indirectly) in Reckson Strategic Inc. prior to any spin-off thereof in an aggregate amount not to exceed $175,000,000 and (ii) spin-off (directly or indirectly) Reckson Strategic Inc. or any portion thereof.


10.8.     TRANSACTIONS WITH AFFILIATES.

     The Issuer will not, and will not permit any Subsidiary to, enter into directly or indirectly any Material transaction or Material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any of its Subsidiaries or Affiliates, except in the ordinary course of business and upon terms substantially as favorable to the Issuer or such Subsidiary as would be obtainable in a comparable arm's length transaction with a Person not an Affiliate thereof; provided that
                                                           --------
the foregoing restrictions of this Section 10.8 shall not apply to:

          (a) one or more investments (directly or indirectly) in Reckson Strategic Inc. prior to any spin-off thereof in an aggregate amount not to exceed $175,000,000;

          (b)  any spin-off (directly or indirectly) of Reckson Strategic
Inc.;

          (c) any transaction approved by a majority of the members of the Board of Directors of the Issuer or such Subsidiary, as the case may be, who do not have any Material direct or indirect financial interest in or with respect to such transaction;

          (d) any transaction deemed in writing to be fair to the Issuer or such Subsidiary, as the case may be, by a nationally recognized investment banking, appraisal or other expert firm;

          (e) increases in compensation and benefits for officers and employees of the Issuer or any of its Subsidiaries; and

          (f) payment of officers', directors', partners', and other similar indemnities.


10.9.     SALES OF ASSETS.

     The Issuer will not, and will not permit any of its Subsidiaries to, sell, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property or assets (whether now owned or hereafter acquired) if after giving effect to such sale, the Book Value of all assets of the Issuer or its Subsidiaries sold within the twelve months immediately preceding such sale or disposition exceeds 15% of the Book Value of all of the assets of the Issuer and its Subsidiaries as of the commencement of such twelve month period; provided that the foregoing
                                          --------
restrictions shall not apply to: (a) sales of properties or assets in the ordinary course of business determined at the time of the relevant sale, which includes, without limitation, sales consistent with the Issuer's then current business plan; (b) sales of properties or assets purchased as part of a larger portfolio within 18 months after the related purchase the proceeds of which are used to make payments in respect of any indebtedness incurred in connection with the purchase of such portfolio or secured indebtedness in respect of any properties in such portfolio; (c) sales of properties or assets the proceeds of which are used to make payments in respect of the Notes within twelve months thereafter; (d) sales of properties or assets the proceeds of which are reinvested in the real estate business of the Issuer and its Subsidiaries within twelve months thereafter; (e) one or more investments (directly or indirectly) in Reckson Strategic Inc. prior to any spin-off thereof in an aggregate amount not to exceed $175,000,000; or (f) any spin-off (directly or indirectly) of Reckson Strategic Inc.


11.  EVENTS OF DEFAULT.

     An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) default in the payment of any interest payable in respect of the Notes when such interest becomes due and payable, and continuance of such default for a period of five (5) Business Days; or

          (b) default in the payment of the principal of or any Make-Whole Amount on the Notes when due and payable, whether at stated maturity, upon redemption, acceleration of maturity or otherwise; or

          (c) any representation or warranty of the Issuer or the Guarantor in this Agreement or in any writing furnished to you pursuant to this Agreement proves to have been inaccurate in any Material respect on the date as of which it was made; or

          (d) (i) default in the performance of or compliance with Section 7.1(d), Section 9.5, or any provision of Section 10, (ii) default in the performance of or compliance with Section 7.1(a), Section 7.1(b) or Section 7.1(e) which default shall remain unremedied for as least five (5) Business Days after the earlier of the first date on which (1) a Responsible Officer becomes aware of such default or (2) the Company receives notice of such default from any holder of a Note or (iii) default in the performance of or compliance with any term, covenant or agreement contained herein or in a Note or Guarantee not otherwise referred to in this Section 11 which default shall remain unremedied for at least 30 calendar days after the earlier of the first date on which (1) a Responsible Officer becomes aware of such default and (2) the Company receives notice of such default from any holder of a Note; or

          (e) the Issuer or any of its Consolidated Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any recourse Debt that is outstanding in a principal or notional amount of at least $20,000,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Debt outstanding hereunder), of the Issuer and its Consolidated Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of such holders) to cause such Debt to mature prior to its stated maturity; or

          (f) the Issuer, the Guarantor or one or more Subsidiaries that alone or, contemporaneously, in the aggregate comprise more than 10% of the Total Assets or the net operating income of the Issuer and its Subsidiaries on a consolidated basis shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or

          (g)  the entry by a court having competent jurisdiction of:

               (i) a decree or order for relief in respect of the Issuer, the Guarantor or one or more Subsidiaries that alone or, contemporaneously, in the aggregate comprise more than 10% of the Total Assets or the net operating income of the Issuer and its Subsidiaries on a consolidated basis in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

               (ii) a decree or order adjudging the Issuer, the Guarantor or one or more Subsidiaries that alone or, contemporaneously, in the aggregate comprise more than 10% of the Total Assets or the net operating income of the Issuer and its Subsidiaries on a consolidated basis to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Issuer, the Guarantor or such Subsidiary or Subsidiaries and such decree or order shall remain unstayed and in effect for a period of 60 consecutive calendar days; or

               (iii) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Issuer, the Guarantor or one or more Subsidiaries that alone or, contemporaneously, in the aggregate comprise more than 10% of the Total Assets or the net operating income of the Issuer and its Subsidiaries on a consolidated basis, or of any substantial part of the property of the Issuer, the Guarantor or such Subsidiary or Subsidiaries, as the case may be, or ordering the winding up or liquidation of the affairs of the Issuer, the Guarantor or such Subsidiary or Subsidiaries; or

          (h) the commencement by the Issuer, the Guarantor or one or more Subsidiaries that alone or, contemporaneously, in the aggregate comprise more than 10% of the Total Assets or the net operating income of the Issuer and its Subsidiaries on a consolidated basis of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Issuer, the Guarantor or such Subsidiary or Subsidiaries to the entry of a decree or order for relief in an involuntary proceeding under any applica-ble bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Issuer, the Guarantor or such Subsidiary or Subsidiaries of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by the Issuer, the Guarantor or such Subsidiary or Subsidiaries to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Issuer, the Guarantor or such Subsidiary or Subsidiaries or any substantial part of the property of the Issuer, the Guarantor or such Subsidiary or Subsidiaries or the taking of partnership or corporate action by the Issuer, the Guarantor or such Subsidiary or Subsidiaries in furtherance of any such action; or

          (i) one or more final, non-appealable judgments or orders for the payment of money aggregating $20,000,000 (or the equivalent thereof in one or more other currencies) or more are rendered against one or more of the Issuer, the Guarantor and their Consolidated Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order or (ii) there shall be a period of at least 60 days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (i) if and for so long as (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

          (j) any provision of the Note or the Guarantee after delivery thereof shall for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Issuer or Guarantor, respectively, or shall cease to give you any of the rights, powers or privileges purported to be created thereunder, or the Issuer or the Guarantor shall so state or assert any of the foregoing in writing; or

          (k) except as otherwise permitted by this Agreement, (i) the General Partner shall cease to be the general partner of the Issuer or (ii) the Guarantor shall cease to be a Subsidiary of the Issuer unless all of the remaining assets of the Guarantor at such time are transferred to the Issuer; or

          (l) a Default shall have occurred and be continuing and the Issuer shall redeem any interests in the Issuer's capital, individually or, contemporaneously, in the aggregate, for cash (without a concurrent exchange for shares of capital stock in the General Partner) in excess of $10,000,000.


12.  REMEDIES ON DEFAULT, ETC.

12.1.     ACCELERATION.

          (a) If an Event of Default described in paragraphs (f), (g) or (h) of Section 11 has occurred, all of the Notes then outstanding shall automatically become immediately due and payable.

          (b)  If an Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may, at its option, by notice to the Issuer and the Guarantor, declare all of the Notes held by such holder to be immediately due and payable.

          (c)  If any Event of Default other than one referred to in clause
(a) or (b) of this Section 12.1 has occurred and is continuing, the Required Holders may, at their option, by notice to the Issuer and the Guarantor, declare all of the Notes then outstanding to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon and the Make-Whole Amount, if any, shall be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as otherwise provided herein) and that the provision for payment of the Make-Whole Amount by the Issuer in the event that the Notes are prepaid or accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.


12.2.     OTHER REMEDIES.

     If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.


12.3.     RESCISSION.

     At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the applicable holder or the Required Holders, as the case may be, by written notice to the Issuer, as the case may be, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes, the principal of and any Make-Whole Amount on any Note that is due and payable and is unpaid other than by reason of such declaration, and all interest on such overdue principal and any Make-Whole Amount and (to the extent permitted by applicable law) on any overdue interest in respect of the Notes at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (c) no judgment or decree has been entered for the payment of any monies due in respect of the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.


12.4.     NO WAIVERS OR ELECTION OF REMEDIES.

     No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred upon the holder of any Note shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.


13.  REGISTRATION; TRANSFER AND EXCHANGE; REPLACEMENT OF NOTES.

13.1.     REGISTRATION OF NOTES.

     The Issuer shall keep at its principal office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note promptly upon request therefor a complete and correct copy of the names and addresses of all registered holders of the Notes.


13.2.     TRANSFER AND EXCHANGE OF NOTES.

     Upon surrender of any Note at the principal office of the Issuer for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or his or her attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note, and the Guarantor shall execute the Guarantee upon such Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall then have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of any such transfer of Notes. Notes shall not be issued or transferred in denominations of less than $500,000 and integral multiples thereof unless necessary to enable registration of transfer by a holder of its entire holding of Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1.
If a request is made to remove the private placement legend on a Note, such legend shall not be removed unless there is delivered to the Issuer such satisfactory evidence as may be reasonably required (which may include a legal opinion of in-house counsel of an institutional holder) by the Issuer that neither the private placement legend nor any transfer restrictions are required to ensure that transfers thereof comply with the relevant provisions of the Securities Act or that such Notes are not "restricted securities" within the meaning of Rule 144 under the Securities Act.


13.3.     REPLACEMENT OF NOTES.

     Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of, and the loss, theft, destruction or mutilation of, any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer, at its own expense, shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon, and the Guarantor shall execute the Guarantee upon such Note.

14.  PAYMENTS ON NOTES.


14.1.     PLACE OF PAYMENT.

     Subject to Section 14.2, payments of principal, Make-Whole Amount and interest becoming due and payable on the Notes shall be made at the principal office of the Issuer or at the principal office of any fiscal or paying agent designated by the Issuer. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of such fiscal or paying agent in such jurisdiction.


14.2.     HOME OFFICE PAYMENT.

     So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or redemption in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee, you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2. The Issuer will afford the benefits of this Section 14.2 to the transferee of any Note that has made the same agreement relating to such Note as you have made in this Section 14.2.


15.  EXPENSES, ETC.

15.1.     TRANSACTION EXPENSES.

     The Issuer will pay all costs and expenses incurred by you (including the reasonable fees and disbursements of counsel) in connection with any amendments, waivers or consents solicited by it under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses incurred in connection with the insolvency or bankruptcy of the Issuer or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Issuer will pay, and will save you harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).


15.2.     INDEMNITY.

     In addition to the payment of expenses pursuant to Section 15.1, the Issuer agrees to indemnify, pay and hold you, and each other Person who is or was at any time a Holder and each other Person in whose name or for whose benefit such Person holds or at any time held Notes, and your and their affiliates and your and their respective officers, directors and employees (each, an "Indemnified Party"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, and all reasonable out-of-pocket costs, expenses and disbursements, of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to, or in connection with (a) this Agreement, the Notes or any of the other transactions contemplated hereby or thereby, (b) any use or intended use of the proceeds of any of the Notes or (c) the actual or alleged presence of Hazardous Materials on any property of the Issuer or any of its Subsidiaries or any action involving Environmental Law relating in any way to the Issuer or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by the Issuer, any of its Subsidiaries, it directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto (collectively, the "Indemnified Liabilities"); provided that the
                                                       --------
Issuer shall not have any obligation to any Indemnified Party hereunder with respect to Indemnified Liabilities arising from (a) the gross negligence or willful misconduct of such Indemnified Party or (b) such Indemnified Party not being authorized or permitted to enter into this Agreement or consummate the transactions contemplated hereby. The Issuer also agrees not to assert any claim against you, any other Person who is or was at any time a Holder or any other Person in whose name or for whose benefit such Person holds or at any time held Notes, or any of your or their affiliates, or any of your or their respective officers, directors and employees, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to (a) this Agreement or the Notes or any of the other transactions contemplated hereby or thereby, or (b) any use or intended use of the proceeds of any of the Notes, except to the extent contemplated in the proviso of the first sentence of this Section 15.2. To the extent that the undertaking to indemnify, pay and hold harmless the Indemnified Parties set forth in the immediately preceding two sentences may be unenforceable because it is violative of any law or public policy, the Issuer shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them, except to the extent contemplated in the proviso of the first sentence of this Section 15.2. THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH INDEMNIFIED LIABILITIES ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY YOU OR ANY OTHER HOLDER; PROVIDED THAT NEITHER YOU NOR ANY OTHER HOLDER SHALL BE ENTITLED UNDER THIS
SECTION 15.2 TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY INDEMNIFIED LIABILITIES THAT ARISE FROM (A) YOUR OR ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR (B) SUCH INDEMNIFIED PARTY NOT BEING AUTHORIZED OR PERMITTED TO ENTER INTO THIS AGREEMENT OR CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY.


15.3.     SURVIVAL.

     The obligations of the Issuer under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.


16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
     AGREEMENT.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Guarantees, the exchange or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Issuer or the Guarantor pursuant to this Agreement shall be deemed representations and warranties of the Issuer or the Guarantor, as the case may be, under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Guarantees embody the entire agreement and understanding among each of you, the Issuer and the Guarantor and supersede all prior agreements and understandings relating to the subject matter hereof.


17.  AMENDMENT AND WAIVER.

17.1.     REQUIREMENTS.

     This Agreement, the Notes and the Guarantees may be amended, and the observance of any term hereof or thereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Issuer, the Guarantor (solely with respect to this Agreement and the Guarantees) and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof or of any defined term (as it is used therein) will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any payment of principal of, or reduce the rate of interest or the amount of any redemption premium on, the Notes or change the timing of payments in respect of the Notes, (ii) change the percentage of the aggregate principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend Sections 8, 11(a), 11(b), 12, 17 or 19.

17.2.     BINDING EFFECT, ETC.

     Any amendment or waiver consented to as provided in Section 17.1 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Issuer and the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer, the Guarantor and the holder of any Note nor any delay in exercising any rights hereunder or thereunder shall operate as a waiver of any such rights. As used herein, the term "this Agreement" and references thereto shall mean this Note Purchase Agreement as it may from time to time be amended.

17.3.     NOTES HELD BY ISSUER AFFILIATES.

     Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or the Guarantees, or have directed the taking of any action provided herein or therein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Issuer or any of their respective Affiliates shall be deemed not to be outstanding.


17.4.     SOLICITATION OF HOLDERS OF NOTES.

          (a)  Solicitation.  The Issuer will provide each holder of the
               ------------
Notes (irrespective of the amount of Notes then owned or otherwise held by it at the time) with sufficient information, reasonably far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of any Note, Guarantee or other documents related thereto. The Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b)  Payment.  The Issuer will not directly or indirectly pay or
               -------
cause to be paid or remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or any Note, Guarantee or other documents related thereto, unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.


18.  NOTICES.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Issuer in writing,

               (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Issuer in writing, or

               (iii) if to the Issuer or the Guarantor, to the Issuer at its address set forth at the beginning hereof to the attention of the President of the General Partner, or at such other address as the Issuer shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.


19.  CONFIDENTIAL INFORMATION.

     For the purposes of this Section 19, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Issuer, the Guarantor or any of their respective Affiliates in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential, provided that such term does not include information that
              --------
(a) was publicly known prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through their disclosure to you or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 19, (iii) any other holder of any Note, (iv) any institutional accredited investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (v) any Person from which you offer to purchase any security of the Issuer or the Guarantor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 19), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement or (viii) the National Association of Insurance Commissioners.
Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 19 as though it were a party to this Agreement. On request by the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Issuer embodying the provisions of this Section 19.


20.  MISCELLANEOUS.


20.1.     SUCCESSORS AND ASSIGNS.

     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.


20.2.     PAYMENTS DUE ON NON-BUSINESS DAYS.

     Anything in this Agreement, the Notes or the Guarantees to the contrary notwithstanding, any payment of principal of, or Make-Whole Amount or interest on, any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

20.3.     SEVERABILITY.

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the fullest extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.


20.4.     CONSTRUCTION.

     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.


20.5.     REPRODUCTION OF DOCUMENTS.

     This Agreement, each Note, Guarantee and all other documents relating thereto, including, without limitation, (a) amendments, waivers and consents of the foregoing that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 20.5 shall not prohibit the Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.6.     COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.


20.7.     GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     If you are in agreement with the foregoing, please sign this Agreement on the accompanying counterpart and return it to the Issuer, whereupon the foregoing shall become a binding agreement among you, the Issuer and the Guarantor.

                    Very truly yours,

                    RECKSON OPERATING PARTNERSHIP, L.P.
                    By:  Reckson Associates Realty Corp.,
                         its general partner


                    By:
                        --------------------------------
                         Name:
                         Title:


                    RECKSON FS LIMITED PARTNERSHIP
                    By:  Reckson FS Inc.,
                         its general partner


                    By:
                        --------------------------------


                         Name:
                         Title:

The foregoing is hereby
agreed to as of the date
hereof.

American Maturity Life Insurance Company


By:
    --------------------------
    Name:
    Title:


Hartford Fire Insurance Company

By:  Hartford Investment Services, Inc.
     Its Agent and Attorney-in-Fact


By:
    --------------------------
    Name:
    Title:


Hartford Life Insurance Company

By:  Hartford Investment Services, Inc.
     Its Agent and Attorney-in-Fact


By:
    --------------------------
    Name:
    Title:


Hartford Life and Accident Insurance Company

By:  Hartford Investment Services, Inc.
     Its Agent and Attorney-in-Fact


By:
    --------------------------
    Name:
    Title:


Provident Mutual Life Insurance Company


By:
    --------------------------
    Name:
    Title:


ProvidentMutual Life and Annuity Insurance Company of America


By:
    --------------------------
    Name:
    Title:


United Services Automobile Association


By:
    --------------------------
    Name:
    Title:


Delaware American Life Insurance Company


By:
    --------------------------
    Name:
    Title:


American International Life Assurance Company of New York


By:
    --------------------------
    Name:
    Title:


AIG Life Insurance Company


By:
    --------------------------
    Name:
    Title:


The Northwestern Mutual Life Insurance Company


By:
    --------------------------
    Name:
    Title:


The Minnesota Mutual Life Insurance Company

By:  MIMLIC Asset
     Management Company


By:
    --------------------------
    Name:
    Title:


Mutual Trust Life Insurance Company

By:  MIMLIC Asset


     Management Company


By:
    --------------------------
    Name:
    Title:


Farm Bureau Life Insurance Company of Michigan

By:  MIMLIC Asset
     Management Company


By:
    --------------------------
    Name:
    Title:


National Life Insurance Company


By:
    --------------------------
    Name:
    Title:


Life Insurance Company of the Southwest


By:
    --------------------------
    Name:
    Title:


PPM America, Inc. as attorney in fact,
on behalf of Jackson National Life Insurance Company


By:
    --------------------------
    Name:
    Title:


                                  SCHEDULE A


                      INFORMATION RELATING TO PURCHASER



                                                   Principal Amount of
Name and Address of Purchaser                      Note to be Issued
-----------------------------                     -------------------

American Maturity Life Insurance Company          $4,000,000.00
  (Address)

Hartford Fire Insurance Company                   $5,000,000.00
  (Address)



Hartford Life Insurance Company                   $6,000,000.00
  (Address)

Hartford Life and Accident Insurance Company      $4,000,000.00
  (Address)

Hartford Life Insurance Company                   $4,000,000.00
  (Address)

Provident Mutual Life Insurance Company           $1,000,000.00
  (Address)

ProvidentMutual Life and Annuity Company
  of America                                      $2,000,000.00
  (Address)

United States Automobile Association              $35,000,000.00

Payments:
--------

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as
"Reckson Operating Partnership, L.P. Senior Notes due 8/  /07, PPN         ,
principal or interest") to:

          Bankers Trust Company/USAA
          (ABA #021001033)
          Private Placement Processing
          AC #99 911 145
          for credit to: USAA
          Account Number 99715

Notices:
-------

All notices with respect to payments and written confirmation of each such payment, to be addressed to:

          USAA
          c/o Asset Accounting
          USAA Building, B-1-W
          9800 Fredericksburg Road
          San Antonio, Texas  78288

All other communications:

          Insurance Company Portfolios
          USAA IMCO
          USAA Building, BK D04N
          9800 Fredericksburg Road
          San Antonio, Texas  78288

Delivery of Notes:
-----------------

          Bankers Trust Company
          16 Wall Street
          4th Floor, Window 44
          Re: USAA #99715
          New York, NY  10015

Name of Nominee in which Notes are to be issued: Salkeld & Co.
-----------------------------------------------

Taxpayer I.D. Number: 74-0959140
--------------------


Delaware American Life Insurance Company          $1,000,000.00
  (Address)

American International Life Assurance Company
  of New York                                     $6,000,000.00
  (Address)

AIG Life Insurance Company                        $3,000,000.00
  (Address)

The Northwestern Mutual Life Insurance
  Company                                         $  ,000,000.00
                                                   --
  (Address)

The Minnesota Mutual Life Insurance Company       $8,000,000.00
400 Robert Street North
St. Paul, Minnesota 55101
Attention: MIMLIC Asset Management Company
     Fax No.: (612) 223-5959
     Tax ID:  #41-0417830

All payments on account of the Note shall be made by wire transfer of immediately available funds to:

First Bank National Association

Minneapolis, Minnesota
ABA #091000022
BNF The Minnesota Mutual Life Insurance Company
Account #1801-10-00600-4
(with sufficient information to identify the source and application of such funds.)

Mutual Trust Life Insurance Company               $1,000,000.00

The Notes being purchased for Mutual Trust Life Insurance Company should be registered in the nominee name of "ELL & Co.". The Notes should be forwarded to the following address:

     Northern Trust Company of New York
     80 Broad Street, 19th Floor
     New York, NY  10004
     Attn: Settlements
           for Account #26-00621, Mutual Trust Life Ins. Company

     Tax ID: #36-1516780

All notices and statements should be sent to the following address:

     Mutual Trust Life Insurance Company
     c/o MIMLIC Asset Management Company
     400 Robert Street North
     St. Paul, MN  55101
     Attn: Client Administrator

All payments on account of the Notes shall be made by wire transfer of immediately available funds to :

     The Northern Chgo/Trust
     ABS #071-00-152

     For credit to: Account Number: 5186041000

     For further credit to: Mutual Trust Life Insurance Company
                            Account Number: 26-00621


                            Attn: MBS Department

     Also, please reference sufficient information to identify the source and application of such funds.

Farm Bureau Life Insurance Company
  of Michigan                                     $3,000,000.00

     Forward Notes to:

     Comerica Bank
     Trust Securities Services MC 3404
     411 West Lafayette
     Detroit, MI  48275-3404
     Reference: Farm Bureau Life Insurance Company of Michigan
                  Internal Account Number: 84-550
     Attn: Dan Molnar (313) 222-7946

          Tax ID: 38-6053670

All notices and statements should be sent to the following address:
     Farm Bureau Life Insurance Company of Michigan
     c/o MIMLIC Asset Management Company
     400 Robert Street North
     St. Paul,MN  55101
     Attn: Client Administrator

All payments on account of the Notes shall be made by wire transfer of immediately available funds to:
     Comerica Bank
     Detroit, MI
     ABA #072-000-096

For credit to: Trust Operation - Fixed Income
               Unit Cost Center 98530
               Account Number: 21585-98530

For further credit to: Farm Bureau Life Insurance Company
                         of Michigan - Account Number: 84-550

Also, please reference sufficient information to identify the source and application of such funds.


National Life Insurance Company              $5,000,000.00

Wire instructions:
     Chase Manhattan Bank, N.A.
     One Chase Manhattan Plaza
     New York, NY  10081
     ABA #021000021
     Account No. 910-4-017752

Notice Instructions:
     National Life Insurance Company
     One National Life Drive
     Montpelier, VT  05604
     Attention: Private Placements

     Tax I.D.# 03-0144090

     Fax No. (802) 223-9329

Life Insurance Company of the Southwest      $4,500,000.00

Wire Instructions:


     Chase Manhattan Bank, N.A.
     One Chase Manhattan Plaza
     New York, NY  10081
     ABA# 021000021
     Account No. 910-2-754349

Notice Instructions:
     Life Insurance Company of the Southwest
     c/o National Life Insurance Company
     One National Life Drive
     Montpelier, VT  05604
     Attention: Private Placements

     Tax I.D. #75-0953004

     Fax No.# (802) 223-9329


 (1) All payments by wire
     transfer to a Purchaser
     or the Purchaser's designated
     agent in New York Clearing
     House Funds (i.e., next day
     funds) on the Closing Day

 (2) All notices of payments and
     written confirmations of
     such wire transfers:

 (3) All other communications:

                                SCHEDULE B
                                ----------

                               DEFINED TERMS
                               -------------

     As used herein, the following terms have the respective meanings set forth below:

     "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Issuer or any Subsidiary or any corporation of which the Issuer and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the-direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Issuer.

     "ANNUAL SERVICE CHARGE" as of any date means the amount which is expensed or capitalized in any 12-month period for interest on Debt.

     "BOOK VALUE" means, with respect to (a) any property or assets of any Person (other than any shares of capital stock of (or other ownership or profit interest in) any other Person) as of any date of determination, the value of such property or assets shown on such Person's balance sheet at such date and (b) any shares of capital stock of (or other ownership or profit interest in) any other Person as of any date of determination, the equity and net intercompany debt interest of the Issuer or any of its Subsidiaries in such property and assets shown on such Person's balance sheet at such date.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks in The City of New York are required or authorized to be closed.

     "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE" for any period means Consolidated Net Income of the Issuer and its Subsidiaries (i) plus amounts which have been deducted for (a) interest on Debt of the Issuer and its Subsidiaries, (b) provision for taxes of the Issuer and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for such period,
(f) amortization of deferred charges, and (g) provisions for or realized losses on properties and (ii) less amounts which have been included for gains on properties.

     "CONSOLIDATED NET INCOME" for any period means the amount of consolidated net income (or loss) of the Issuer and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

     "CONSOLIDATED SUBSIDIARY" means, for any Person at any date, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "DEBT" means, for any Person, any indebtedness, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (iii) obligations, contingent or otherwise, in connection with any letters of credit or similar facilities actually issued, or amounts representing the balance deferred and unpaid of the purchase price of any property in which such Person has a firm, non-contingent purchase obligation, except any such balance that management reasonably anticipates will be paid in ownership or other equity interests, or proceeds from the sale of ownership or other equity interests, of such Person, or any Affiliate thereof, until payment is actually paid or that constitutes an accrued expense or trade payable, (iv) any lease of property as lessee which would be reflected on a balance sheet as capitalized lease in accordance with GAAP,
(v) all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any shares of capital stock of (or other ownership or profit interest in) any Person, or any warrants, rights or options to acquire such shares (or such other ownership or profit interests), other than
(i) any such obligations for accrued and unpaid dividends thereon and (ii) any such obligations in respect of such Person's limited partnership interests, (vi) all obligations of such Person in respect of Swaps in the case of items of indebtedness under (i) through (iv) above to the extent that any such items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person.

     "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "DEFAULT RATE" means 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "GENERAL PARTNER" means Reckson Associates Realty Corp. as the sole general partner of the Issuer.

     "GOVERNMENTAL AUTHORITY" means

               (a)  the government of

                    (i) the United States of America or any State or other political subdivision thereof, or

                    (ii) any jurisdiction in which the Issuer or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Issuer or any Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Issuer pursuant to
Section 13.1.

     "INCUR" means, with respect to any Debt, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Debt, provided that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount will be considered an incurrence of Debt. The terms "incurrence" and "incurred" have corresponding meanings.

     "INTEREST EXPENSE" means for any period the interest expense appearing on the face of an income statement (without deduction of interest income) of the Issuer for such period, including without limitation the amortization of debt discounts, deferred debt costs and interest component of capitalized leases.

     "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended from time to time.

     "LIABILITIES" means, as of any date, all items that would be shown as liabilities on a consolidated balance sheet of the Issuer and its Subsidiaries prepared in accordance with GAAP as of such date, except any items of deferred income, including capital gains.

     "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

     "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no
                          --------
event be less than zero. For the purposes of this definition, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be redeemed pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
     Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied semiannually) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, .25% (one quarter of one percent) over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be redeemed pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1 as the context requires.

     "MATERIAL" means material in relation to the financial condition, results of operations or business of the Issuer and its Subsidiaries taken as a whole.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the financial condition, results of operations or business of the Issuer and its Subsidiaries taken as a whole, or (b) the ability of the Issuer or the Guarantor to perform its obligations under this Agreement and the Notes or the Guarantees, as the case may be, or (c) the validity or enforceability of this Agreement, the Notes or the Guarantees, as the case may be.

     "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

     "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or other officer whose responsibilities extend to the subject matter of such certificate.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERMITTED DEBT" means Debt of the Issuer or any Subsidiary owing to any Subsidiary or the Issuer; provided that any such Debt is made pursuant to an intercompany note and is subordinated in right of payment to the Notes; provided further that any disposition, pledge or transfer of any such Debt to a Person (other than the Issuer or another Subsidiary) shall be deemed to be an incurrence of such Debt by the Issuer or a Subsidiary, as the case may be, and not Permitted Debt as defined herein.

     "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Issuer or any ERISA Affiliate or with respect to which the Issuer or any ERISA Affiliate may have any liability.

     "REGULATION G" means Regulation G of the Board of Governors of the Federal Reserve System.

     "REGULATION T" means Regulation T of the Board of Governors of the Federal Reserve System.

     "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System.

     "REGULATION X" means Regulation X of the Board of Governors of the Federal Reserve System.

     "REQUIRED HOLDERS" means, at any time, the holders of a majority in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Issuer or any of its Affiliates).

     "RESPONSIBLE OFFICER" means any Senior Financial Officer and other officer with responsibility for the administration of the relevant portion of this agreement.

     "RESTRICTED PAYMENT" means any dividend or other distribution, direct or indirect, on account of any shares of any class of capital stock of (or other ownership or profit interest in) the Issuer, now or hereafter outstanding.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

     "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the General Partner.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on any date of determination, that, on such date:

          (a) the fair value of the property and assets of such Person is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person;

          (b) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured;

          (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature; and

          (d) such Person is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which such Person's property and assets would constitute an unreasonably small capital.

     "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

     "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps or similar obligations which are due upon the termination thereof; provided, however, that if any agreement relating to a Swap provides for the netting of amounts payable by and to such Person thereunder or if any agreement provides for the simul-taneous payment of amounts by and to such Person, then, in each case, the amount of such obligation shall be the net amount determined to be due.

     "TOTAL ASSETS" as of any date means the sum of (i) the Undepreciated Real Estate Assets, (ii) all other assets of the Issuer, and of its Subsidiaries determined at the applicable proportionate interest of the Issuer in each such Subsidiary, determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (iii) the cost of any property of the Issuer, or any Subsidiary thereof, in which the Issuer, or such Subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

     "TOTAL UNENCUMBERED ASSETS" means the sum of (i) those Undepreciated Real Estate Assets not subject to a Lien on a consolidated basis, (ii) all other assets of the Issuer, and of its Subsidiaries determined at the applicable proportionate interest of the Issuer in each such Subsidiary, which are not subject to a Lien determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (iii) the cost of any property of the Issuer, or any Subsidiary thereof, in which the Issuer, or such Subsidiary, as the case may be, has a firm, non-contingent purchase obligation and which is not subject to a Lien.

     "UNDEPRECIATED REAL ESTATE ASSETS" means as of any date the sum of (i) the cost (original cost plus capital improvements) of real estate assets (as such cost is reduced if a reduction is required on the books of an entity in accordance with FASB Statement No. 121, as amended or superseded from time to time, which reductions shall be reported to the holders of Notes under
Section 7.1(a)) of the Issuer, and of its Subsidiaries determined at the applicable proportionate interest of the Issuer in each such Subsidiary, on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP and (ii) the cost of any property of the Issuer, or any Subsidiary thereof, in which the Issuer, or such Subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

     "UNSECURED DEBT" means any Debt (other than Debt owing between Subsidiaries, or between one or more Subsidiaries and the Issuer) of the Issuer, or of any Subsidiary determined at the applicable proportionate interest of the Issuer in each such Subsidiary, for which the obligations thereunder are not secured by a Lien on any assets of the Issuer or any Subsidiary.

                                                                    EXHIBIT 1


                                (FORM OF NOTE)

     This Note has not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law and may not be sold or otherwise transferred without an effective registration or exemption from registration under the Act and any applicable state securities laws.

                     RECKSON OPERATING PARTNERSHIP, L.P.

                        SENIOR UNSECURED NOTE DUE 2007

No. (______)                                 August 28, 1997
$(_________)


     FOR VALUE RECEIVED, the undersigned, Reckson Operating Partnership, L.P. (the "Issuer"), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to (______________), or its registered assigns, the principal sum of (______________________) DOLLARS on August 28, 2007 or such earlier date of redemption effected in accordance with the provisions set forth in the Note Purchase Agreement (as defined below), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.20% per annum from the date hereof, payable semiannually in arrears, on the 28th day of February and August of each year, commencing on February 28, 1998, until the principal hereof shall have become due and payable, and (b) on any overdue payment (including, without limitation, any overdue prepayment) of principal and, to the extent permitted by applicable law, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement), payable semiannually on each of the dates on which interest is payable under clause (a) above (or, at the option of the holder of this Note, upon demand), at the Default Rate (as defined in the Note Purchase Agreement).

     Payments of principal of, interest on, and any Make-Whole Amount with respect to, this Note are to be made in the lawful currency of the United States of America as provided in the Note Purchase Agreement.

     This Note is one of several Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement, dated as of August 27, 1997 (as from time to time amended, the "Note Purchase Agreement"), among the Issuer, the Guarantor (as defined below) and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 19 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 of the Note Purchase Agreement.

     As provided in, and subject to the conditions specified in, the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.

     Prior to due presentment for registration of transfer, the Issuer may treat the person in whose name this Note is registered as the owner and holder hereof for the purpose of receiving payments and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise automatically become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                    RECKSON OPERATING PARTNERSHIP, L.P.
                    By:  Reckson Associates Realty Corp.,
                         General Partner


                    By:
                        ---------------------------------
                         Name:
                         Title:


                                  GUARANTEE
                                      OF
                        RECKSON FS LIMITED PARTNERSHIP

     For value received, Reckson FS Limited Partnership, a Delaware limited partnership (the "Guarantor"), hereby unconditionally and irrevocably guarantees to the holder of the Note upon which this Guarantee is endorsed the due and punctual payment of the principal of, and premium (including any applicable Make-Whole Amount) and interest on, said Note (the "Guaranteed Obligations"), when and as the same shall become due and payable, whether at maturity or earlier redemption, upon acceleration, or otherwise, in accordance with the terms of said Note and the Note Purchase Agreement. In case of the failure of the Issuer punctually to pay any such principal, premium and/or interest, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity or earlier redemption, upon acceleration, or otherwise, and as if such payment were made by the Issuer.

     Without limiting the generality of the foregoing, the Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer under the Note but for the fact that it is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Issuer.

     The obligations of the Guarantor under this Guarantee are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the issuer or whether the Issuer is joined in any such action or actions. The liability of the Guarantor under this Guarantee shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

          (a) any lack of validity, irregularity or enforceability of a Note, the Note Purchase Agreement or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of the Issuer under the Note, or any other amendment of or any consent to departure from the Note;

          (c) any change, restructuring or termination of the corporate structure or existence of the Issuer;

          (d) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the holder of the Note that might otherwise constitute a defense available to, or a discharge of, the Guarantor or any other guarantor or surety; or

          (e) any failure to enforce the provisions of the Note or the Note Purchase Agreement, or any waiver, modification, consent or indulgence granted with respect thereto by the holder of such Note.

     This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the holder of the Note or any other person upon the insolvency, bankruptcy or reorganization of any obligor or otherwise, all as though such payment had not been made.

     The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to said Note or the indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged except by payment in full of the principal of, and premium and interest on, said Note and the complete performance of all other obligations contained in said Note and the Note Purchase Agreement insofar as they relate to said Note.

     The Guarantor shall be subrogated to all rights of the holder of the Note upon which this Guarantee is endorsed against the Issuer in respect of any amounts paid to such holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, and premium (including any Make-Whole Amount) and interest on, said Note shall have been paid in full.

     This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the date of execution of the Note upon which this Guarantee is endorsed.

                         RECKSON FS LIMITED PARTNERSHIP,
                         as Guarantor
                         By:  Reckson FS Inc.,
                              General Partner


                         By:
                             -----------------------------
                              Name:
                              Title:

                                                                  EXHIBIT 4.4


                          FORM OF OPINION OF COUNSEL
                       TO THE ISSUER AND THE GUARANTOR



                                                                 EXHIBIT 5.15


                     SCHEDULE OF DEBT OF THE ISSUER, THE
                        GUARANTOR AND THEIR RESPECTIVE
                          CONSOLIDATED SUBSIDIARIES